Exhibit 99.1

Veracyte Announces Third Quarter 2022 Financial Results

Grew Total Revenue to $75.6 million, an Increase of 25%

Conference Call and Webcast Today at 4:30 p.m. ET

SOUTH SAN FRANCISCO, Calif., November 2, 2022 --- Veracyte, Inc. (Nasdaq: VCYT) today announced financial results for the third quarter ended September 30, 2022.

“Our third quarter results were robust given test adoption growth across our key products, new reimbursement contracts and expanded clinical evidence for our tests,” said Marc Stapley, Veracyte’s chief executive officer. “We continue to invest in our long-term growth drivers, while maintaining our firm focus on financial discipline. I’m delighted with our team’s progress as we pursue our global vision of improving outcomes for patients all over the world through our exceptional diagnostic tests.”

Key Business Highlights:
•Increased third quarter total revenue by 25% to $75.6 million, compared to the third quarter of 2021.
•Grew total test volume to 26,374, an increase of 26% compared to the third quarter of 2021.
•Bolstered commercial reimbursement:
◦Received positive coverage decisions for the Decipher Prostate Genomic Classifier from three commercial payers representing over 20 million members, bringing the total number of covered lives for the test to 195 million; and
◦Signed four new commercial payer contracts for the Afirma Genomic Sequencing Classifier, bolstering the test’s in-network coverage to over 230 million health plan members.
•Further reinforced the value and utility of our portfolio offerings through guideline inclusion and expanded clinical evidence:
◦Received a “Level 1” evidence designation in the National Comprehensive Cancer Network® (NCCN®)’s update to the 2023 prostate cancer guidelines, making the Decipher Prostate Genomic Classifier the first and only prostate cancer gene expression test to achieve this status;
◦Published data from a prospective, multi-site, Phase 2 clinical study in the Journal of the National Cancer Institute suggesting that the Decipher Prostate test may help identify African American men with early, localized prostate cancer who are most likely to harbor aggressive disease;
◦Shared data from Phase 3 of the multi-center, randomized STAMPEDE trial at the European Society for Medical Oncology (ESMO) conference, which confirm the Decipher Prostate test’s ability to identify men with advanced prostate cancer who are more likely to benefit from intensified treatment, potentially expanding the test’s use;
◦Presented data at the American Thyroid Association’s annual meeting suggesting that Veracyte’s Afirma thyroid database and whole-transcriptome capabilities may enable identification of genomic signatures to help predict tumor behavior in thyroid cancer;
◦Presented data at the European Respiratory Society and American College of Chest Physicians (CHEST 2022) annual meetings suggesting the Envisia Genomic Classifier’s ability to provide prognostic information for people with suspected interstitial lung disease;
◦Published a study in Nature Medicine examining the predictive and prognostic potential of Veracyte’s immuno-oncology biomarkers and insight into factors associated with response to CAR T-cell therapy among patients with large B-cell lymphoma; and
◦Presented preliminary clinical utility data at the CHEST meeting for the Percepta Nasal Swab test, which suggest that the noninvasive genomic test may classify more lung nodule patients as low-risk or high-risk for lung cancer, as compared to the standard-of-care approach, which consists of a physician’s own assessment of clinical factors along with CT imaging.
•Appointed Eliav Barr, M.D., to our Board of Directors and named John Leite, Ph.D. as general manager for Pulmonology and Market Access.
•Generated $7.0 million in cash from operating activities and ended the third quarter of 2022 with cash, cash equivalents and short-term investments of $170.1 million, compared to $164.0 million at the end of the second quarter of 2022.

Third Quarter 2022 Financial Results
Total revenue for the third quarter of 2022 was $75.6 million, an increase of 25% compared to $60.4 million in the third quarter of 2021. Testing revenue was $64.6 million, an increase of 27% compared to $50.9 million in the third quarter of 2021 driven primarily by the strong performance of our Decipher and Afirma tests. Product revenue was $3.3 million, an increase of 12% compared to $3.0 million in the third quarter of 2021. Biopharmaceutical and other revenue was $7.7 million, an increase of 18% compared to $6.5 million in the third quarter of 2021, driven primarily by the contribution of the HalioDx acquisition.

Total gross margin for the third quarter of 2022, including the amortization of acquired intangible assets, was 59%, compared to 57% in the third quarter of 2021. Non-GAAP gross margin, excluding the amortization of acquired intangible assets and other acquisition related expenses was 66%, compared to 64% in the third quarter of 2021.

Operating expenses, excluding cost of revenue, were $54.6 million, an increase of 5% compared to the third quarter of 2021. Non-GAAP operating expenses, excluding cost of revenue, amortization of acquired intangible assets, other acquisition related expenses and other restructuring costs, were $51.1 million compared to $42.4 million in the third quarter of 2021.

Net loss for the third quarter of 2022 was $8.7 million, an improvement of 38% compared to the third quarter of 2021. Basic and diluted net loss per common share was $0.12, an improvement of 40% compared to the third quarter of 2021. Net cash used by operating activities in the first nine months of 2022 was $2.2 million, an improvement of $37.9 million compared to the same period in 2021.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading "Note Regarding Use of Non-GAAP Financial Measures."

2022 Financial Outlook
The company is raising full-year 2022 total revenue expectations to $288 million to $293 million, representing year-over-year growth of 31% to 33%, assuming currency rates as of November 2, 2022. This represents an improved outlook compared to our prior guidance of $272 million to $280 million.

Conference Call and Webcast Details
Veracyte will host a conference call and webcast today at 4:30 p.m. Eastern Time to discuss the company's financial results and provide a general business update. The conference call will be webcast live from the company’s website and will be available via the following link: https://edge.media-server.com/mmc/p/iigzqcix. The webcast should be accessed 10 minutes prior to the conference call start time. A replay of the webcast will be available for one year following the conclusion of the live broadcast and will be accessible on the company’s website at https://investor.veracyte.com/events-presentations.

The conference call dial-in can be accessed by registering at the following link: https://register.vevent.com/register/BIdd8a25033ce74acb8bf03d2ed76733f0

About Veracyte
Veracyte (Nasdaq: VCYT) is a global diagnostics company that improves patient care by answering important clinical questions to inform diagnosis and treatment decisions. Our growing menu of advanced diagnostic tests help patients avoid risky, costly procedures and interventions, and reduce time to appropriate treatment. In addition to making our tests available in the United States through our central laboratories, our exclusive license to our best-in-class diagnostics instrument (nCounter Analysis System) positions us to deliver our tests to patients worldwide through laboratories that can perform them locally. Veracyte is based in South San Francisco, California. For more information, please visit www.veracyte.com and follow the company on Twitter (@veracyte).

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, our statements related to our expected total revenue and other financial and operating results for 2022 and our plans, objectives, expectations (financial and otherwise) or intentions with respect to our Prosigna, Afirma, Percepta, Envisia, LymphMark, Decipher Prostate, Percepta Nasal Swab, Percepta Genomic Atlas and Decipher Bladder tests and products, including our biopharma atlas, for use in diagnosing and treating diseases, Medicare coverage, and our commercial organization. Forward-looking statements can be identified by words such as: “appears,” "anticipate," "intend," "plan," "expect," "believe," "should," "may," "will," “positioned,” “designed” and similar references to future periods. Actual results may differ materially from those projected or suggested in any forward-looking statements. These statements involve risks and uncertainties, which could cause actual results to differ materially from our predictions, and include, but are not limited to: our ability to launch, commercialize and receive reimbursement for our products; to demonstrate the validity and utility of our genomic tests and biopharma offerings to continue to integrate and expand the HalioDx and Decipher businesses and execute on our business plans; to continue to scale our global operations and enhance our internal control environment; the impact of the COVID-19 pandemic and its variants on our business and general economic conditions; the impact of foreign currency fluctuations and inflation; and the performance and utility of our tests in the clinical environment. Additional factors that may impact these forward-looking statements can be found under the caption “Risk Factors” in our Annual Report on Form 10-K filed on February 28, 2022, and our Quarterly Report on Form 10-Q to be filed for the three months ended September 30, 2022. Copies of these documents, when available, may be found in the Investors section of our website at www.investor.veracyte.com. These forward-looking statements speak only as of the date hereof and, except as required by law, we specifically disclaim any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise.

Veracyte, the Veracyte logo, Decipher, Decipher GRID, Afirma, Percepta, Envisia, Prosigna, Lymphmark, TMExplore, Brightplex, Immunosign, “Know by Design” and “More about You” are registered trademarks of Veracyte, Inc. and its subsidiaries in the U.S. and selected countries. Immunoscore IC® is a trademark of Veracyte SAS registered in France. Immunoscore is a registered trademark of Inserm used by Veracyte under license. nCounter is the registered trademark of NanoString Technologies used by Veracyte under license.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release and the accompanying tables contain, and reference certain non‐GAAP results including non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP loss from operations. These measures are not meant to be considered superior to or a substitute for financial measures calculated in accordance with GAAP, and investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.

We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures. However, the non-GAAP measures we present may be different from those used by other companies.

We exclude amortization of acquired intangible assets, acquisition-related expenses relating to our acquisitions of Decipher Biosciences and HalioDx and certain costs related to restructuring from certain of our non-GAAP measures. Management has excluded the effects of these items in non-GAAP measures to help investors gain a better understanding of the core operating results and future prospects of the company, consistent with how management measures and forecasts the company's performance, especially when comparing such results to previous periods or forecasts. The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand its business.

Reconciliations between our GAAP results and non‐GAAP financial measures are presented in the tables of this release.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands of dollars, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Testing revenue	$64,577	$50,897	$180,275	$134,768
Product revenue	3,314	2,959	9,401	8,706
Biopharmaceutical and other revenue	7,701	6,514	26,563	8,704
Total revenue	75,592	60,370	216,239	152,178

Operating expenses (1):
Cost of testing revenue	19,816	16,073	55,923	42,494
Cost of product revenue	1,981	1,491	5,202	4,304
Cost of biopharmaceutical and other revenue	4,211	4,079	13,626	4,720
Research and development	10,773	8,006	29,316	19,591
Selling and marketing	25,678	21,670	73,433	57,628
General and administrative	17,600	20,749	58,310	82,504
Intangible asset amortization	5,213	4,983	16,090	10,507
Total operating expenses	85,272	77,051	251,900	221,748
Loss from operations	(9,680)	(16,681)	(35,661)	(69,570)
Other income (loss), net	805	1,202	2,675	(762)
Loss before income taxes	(8,875)	(15,479)	(32,986)	(70,332)
Income tax benefit	(152)	(1,350)	(270)	(5,297)
Net loss	$(8,723)	$(14,129)	$(32,716)	$(65,035)
Net loss per common share, basic and diluted	$(0.12)	$(0.20)	$(0.46)	$(0.97)
Shares used to compute net loss per common share, basic and diluted	71,656,694	69,743,733	71,456,008	66,820,654

1. Cost of revenue, research and development, sales and marketing and general and administrative expenses include the following stock-based compensation related expenses:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cost of revenue	$290	$193	$947	$481
Research and development	1,692	1,276	4,801	3,191
Selling and marketing	2,015	1,804	4,721	3,441
General and administrative	3,445	4,961	9,954	9,041
Total stock-based compensation expense	$7,442	$8,234	$20,423	$16,154

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss	$(8,723)	$(14,129)	$(32,716)	$(65,035)
Other comprehensive loss:
Change in currency translation adjustments	(16,016)	(8,140)	(38,983)	(8,140)

Net comprehensive loss	$(24,739)	$(22,269)	$(71,699)	$(73,175)

VERACYTE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2022	2021
	(Unaudited)	(See Note 1)
Assets
Current assets:
Cash and cash equivalents	$170,112	$173,197
Short-term investments	—	3,964
Accounts receivable	40,068	41,461
Supplies and inventory	13,798	11,225
Prepaid expenses and other current assets	14,538	13,255
Total current assets	238,516	243,102
Property and equipment, net	17,237	15,098
Right-of-use assets, operating leases	13,885	16,043
Intangible assets, net	176,542	202,731
Goodwill	676,885	707,904
Restricted cash	749	749
Other assets	2,143	2,198
Total assets	$1,125,957	$1,187,825
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,114	$12,360
Accrued liabilities	32,137	39,475
Current portion of long-term debt	1,187	1,127
Current portion of deferred revenue	3,863	4,646
Current portion of acquisition-related contingent consideration	5,913	2,682
Current portion of operating lease liabilities	3,958	3,630
Current portion of other liabilities	180	231
Total current liabilities	58,352	64,151
Deferred revenue, net of current portion	—	343
Deferred tax liabilities	4,342	5,592
Acquisition-related contingent consideration, net of current portion	2,411	5,722
Operating lease liabilities, net of current portion	11,527	14,096
Other liabilities	1,148	1,407
Total liabilities	77,780	91,311
Total stockholders’ equity	1,048,177	1,096,514
Total liabilities and stockholders’ equity	$1,125,957	$1,187,825

1. The condensed consolidated balance sheet at December 31, 2021 has been derived from the audited financial statements at that date included in the Company's Form 10-K filed with the Securities and Exchange Commission dated February 28, 2022.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands of dollars)

	Nine Months Ended September 30,
	2022	2021
Operating activities
Net loss	$(32,716)	$(65,035)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	19,372	13,189
Loss on disposal of property and equipment	72	—
Stock-based compensation	19,867	15,787
Benefit from income taxes	(270)	(5,297)
Interest on end-of-term debt obligation	161	161
Noncash lease expense	2,487	1,566
Revaluation of acquisition-related contingent consideration	(80)	303
Effect of foreign currency on operations	1,563	1,601
Impairment of intangible assets	3,318	—
Changes in operating assets and liabilities:
Accounts receivable	(4,356)	(6,285)
Supplies and inventory	(2,841)	4
Prepaid expenses and other current assets	(25)	(1,905)
Other assets	160	353
Operating lease liabilities	(2,570)	(1,710)
Accounts payable	(325)	3,872
Accrued liabilities and deferred revenue	(6,026)	3,329
Net cash used in operating activities	(2,209)	(40,067)
Investing activities
Acquisition of Decipher Biosciences, net of cash acquired	—	(574,411)
Acquisition of HalioDx, net of cash acquired	—	(163,645)
Purchase of short-term investments	(8,972)	—
Proceeds from maturity of short-term investments	12,696	—
Proceeds from sale of equity securities	—	3,000
Purchases of property and equipment	(6,677)	(4,535)
Net cash used in investing activities	(2,953)	(739,591)
Financing activities
Proceeds from the issuance of common stock in a public offering, net of issuance costs	—	593,821
Payment of long-term debt	(94)	—
Payment of taxes on vested restricted stock units	(2,639)	(8,307)
Proceeds from the exercise of common stock options and employee stock purchases	6,134	10,633
Net cash provided by financing activities	3,401	596,147
Decrease in cash, cash equivalents and restricted cash	(1,761)	(183,511)
Effect of foreign currency on cash, cash equivalents and restricted cash	(1,324)	(1,678)
Net decrease in cash, cash equivalents and restricted cash	(3,085)	(185,189)
Cash, cash equivalents and restricted cash at beginning of period	173,946	349,967
Cash, cash equivalents and restricted cash at end of period	$170,861	$164,778

CASH, CASH EQUIVALENTS AND RESTRICTED CASH
(Unaudited)
(In thousands of dollars)

	September 30,	December 31,
	2022	2021
Cash and cash equivalents	$170,112	$173,197
Restricted cash	749	749
Total cash, cash equivalents and restricted cash	$170,861	$173,946

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands of dollars)
		Identified Expenses
	GAAP	Acquisition Related Expenses (1)	Intangible Assets Amortization Expense	Other (4)	Total Non-GAAP Measure
Three Months Ended September 30, 2022
Total revenue	$75,592	$—	$—	$—	$75,592
Cost of testing revenue	19,816	49	—	18	19,749
Cost of product revenue	1,981	—	—	3	1,978
Cost of biopharmaceutical and other revenue	4,211	62	—	—	4,149
Intangible asset amortization (2)	4,703	—	4,703	—	—
Gross margin $	44,881	111	4,703	21	49,716
Gross margin %	59%				66%

Research and development	10,773	251	—	—	10,522
Selling and marketing	25,678	923	—	493	24,262
General and administrative	17,600	1,272	—	—	16,328
Intangible asset amortization	510	—	510	—	—
Total operating expenses excluding cost of revenue (3)	54,561	2,446	510	493	51,112
Loss from operations	$(9,680)	$2,557	$5,213	$514	$(1,396)

Three Months Ended September 30, 2021
Total revenue	$60,370	$—	$—	$—	$60,370
Cost of testing revenue	16,073	26	—	—	16,047
Cost of product revenue	1,491	—	—	—	1,491
Cost of biopharmaceutical and other revenue	4,079	52	—	—	4,027
Intangible asset amortization (2)	4,517	—	4,517	—	—
Gross margin $	34,210	78	4,517	—	38,805
Gross margin %	57%				64%

Research and development	8,006	359	—	—	7,647
Selling and marketing	21,670	641	—	—	21,029
General and administrative	20,749	7,047	—	—	13,702
Intangible asset amortization	466	—	466	—	—
Total operating expenses excluding cost of revenue (3)	50,891	8,047	466	—	42,378
Loss from operations	$(16,681)	$8,125	$4,983	$—	$(3,573)

1. Includes transaction related expenses as well as post-combination compensation expenses. For 2021, adjustments consist primarily of transaction-related expenses associated with the acquisition of Decipher Biosciences. For 2022, adjustments consist primarily of post-combination compensation expenses associated with the acquisition of HalioDx.
2. Includes only amortization of intangible assets identified as developed technology assets through purchase accounting transactions, which otherwise would have been allocated to cost of revenue.
3. Includes only amortization of intangible assets, which otherwise would have been allocated to research and development, selling and marketing or general and administrative expense and excludes the cost of revenue ($26.0 and $21.6 million) and the amortization of intangible assets which would have been allocated to the cost of revenue ($5.2 and $5.0 million) for Q3 2022 and 2021 respectively.
4. Includes $0.5 million expense related to restructuring costs

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands of dollars)
		Identified Expenses
	GAAP	Acquisition Related Expenses (1)	Intangible Assets Amortization Expense	Other (4)	Total Non-GAAP Measure
Nine Months Ended September 30, 2022
Total revenue	$216,239	$—	$—	$—	$216,239
Cost of testing revenue	55,923	153	—	18	55,752
Cost of product revenue	5,202	—	—	3	5,199
Cost of biopharmaceutical and other revenue	13,626	261	—	—	13,365
Intangible asset amortization (2)	14,526	—	14,526	—	—
Gross margin $	126,962	414	14,526	21	141,923
Gross margin %	59%				66%

Research and development	29,316	1,186	—	—	28,130
Selling and marketing	73,433	2,997	—	493	69,943
General and administrative	58,310	3,877	—	3,318	51,115
Intangible asset amortization	1,564	—	1,564	—	—
Total operating expenses excluding cost of revenue (3)	162,623	8,060	1,564	3,811	149,188
Loss from operations	$(35,661)	$8,474	$16,090	$3,832	$(7,265)

Nine Months Ended September 30, 2021
Total revenue	$152,178	$—	$—	$—	$152,178
Cost of testing revenue	42,494	26	—	—	42,468
Cost of product revenue	4,304	—	—	—	4,304
Cost of biopharmaceutical and other revenue	4,720	52	—	—	4,668
Intangible asset amortization (2)	9,555	—	9,555	—	—
Gross margin $	91,105	78	9,555	—	100,738
Gross margin %	60%				66%

Research and development	19,591	360	—	—	19,231
Selling and marketing	57,628	709	—	—	56,919
General and administrative	82,504	46,415	—	—	36,089
Intangible asset amortization	952	—	952	—	—
Total operating expenses excluding cost of revenue (3)	160,675	47,484	952	—	112,239
Loss from operations	$(69,570)	$47,562	$10,507	$—	$(11,501)

1. Includes transaction related expenses as well as post-combination compensation expenses. For 2021, adjustments consist primarily of transaction-related expenses associated with the acquisition of Decipher Biosciences. For 2022, adjustments consist primarily of post-combination compensation expenses associated with the acquisition of HalioDx.
2. Includes only amortization of intangible assets identified as developed technology assets through purchase accounting transactions, which otherwise would have been allocated to cost of revenue.
3. Includes only amortization of intangible assets, which otherwise would have been allocated to research and development, selling and marketing or general and administrative expense and excludes the cost of revenue ($74.8 and $51.5 million) and the amortization of intangible assets which would have been allocated to the cost of revenue ($14.5 and $9.6 million) for the first nine months of 2022 and 2021 respectively
4. Includes $3.3 million expense related to the impairment charge associated with certain developed technology intangible assets and $0.5 million related to restructuring costs

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Investor Contact:
Shayla Gorman
Director, Investor Relations
619-393-1545
investors@veracyte.com

Media Contact:
Tracy Morris
Vice President of Global Corporate Communications
650-380-4413
tracy.morris@veracyte.com